Exhibit 99.1

 Cheniere Energy Subsidiary Cheniere LNG Holdings Closes $600 Million
                   Senior Secured Term Loan Due 2012

    HOUSTON--(BUSINESS WIRE)--Aug. 31, 2005--Cheniere Energy, Inc. (AMEX:LNG) announced that its indirect, wholly owned subsidiary, Cheniere LNG Holdings, LLC, has closed on a $600 million Senior Secured Term Loan ("Term Loan") with Credit Suisse. The Term Loan has a rate of London Interbank Offered Rate (LIBOR) plus 2.75% and is due in 2012. In connection with the closing, Cheniere LNG Holdings has entered into swap agreements with Credit Suisse to hedge the LIBOR interest rate component of the Term Loan. The blended results of the swap agreements on the Term Loan are an annual fixed interest rate of 7.25% for the first 5 years.
    Cheniere LNG Holdings owns Cheniere Energy's 100% equity interest in Sabine Pass LNG, L.P. and Cheniere's 30% limited partner equity interest in Freeport LNG Development, L.P., each of which owns an LNG receiving terminal project that is currently under construction.
    The Term Loan proceeds will be used to fund: (1) Cheniere's remaining equity requirements for the construction of the Sabine Pass LNG receiving terminal; (2) a reserve account for Term Loan debt service obligations and pre-operating expenses; (3) fees and expenses of the transaction; (4) Cheniere's equity requirements including funds for the potential expansion of the Sabine Pass LNG receiving terminal, construction of the Corpus Christi and/or the Creole Trail LNG receiving terminals and pipelines from Cheniere's various LNG receiving terminals; and/or (5) Cheniere's general corporate purposes.
    Cheniere Energy, Inc. is a Houston based energy company engaged in developing LNG Receiving Terminals and Gulf of Mexico Exploration & Production. Cheniere is building a 100% owned Gulf Coast LNG Receiving Terminal near Sabine Pass in Cameron Parish, LA and developing 100% owned Gulf Coast LNG Receiving Terminals near Corpus Christi, TX, and near the Creole Trail in Cameron Parish, LA. Cheniere is also a 30% limited partner in Freeport LNG Development, L.P., which is building an LNG Receiving Terminal in Freeport, Texas. Cheniere explores for oil and gas in the Gulf of Mexico using a regional database of 7,000 square miles of PSTM 3D seismic data. Cheniere owns 9% of Gryphon Exploration Company, along with Warburg, Pincus Equity Partners, L.P., which owns 91%. Additional information about Cheniere Energy, Inc. may be found on its Web site at www.cheniere.com.

    This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, (i) statements regarding Cheniere's business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the development of Cheniere's LNG receiving terminal business. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere's periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements. No registration has been or will be made under the Securities Act of 1933 or any other securities laws in connection with the term loan facility.

    CONTACT: Cheniere Energy, Inc., Houston
             David Castaneda, 713-265-0202